UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2024

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 638-9950
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Product and Technology Officer, Create
On May 13, 2024, Unity Software Inc. (the “Company”) announced that Marc Whitten will resign as the Company’s Chief Product and Technology Officer, Create, effective as of June 1, 2024 (the “Transition Date”). Mr. Whitten will assist with the transition of his responsibilities and has agreed to continue serving as an employee until he departs from the Company, effective December 31, 2024 (the “Resignation Date”).
In connection with his resignation and transition, the Company and Mr. Whitten entered into a resignation and transition agreement (the “Agreement”), pursuant to which, from the Transition Date until the Resignation Date (the “Transition Period”), Mr. Whitten will serve as a Strategic Advisor. Mr. Whitten will continue to receive his base salary and his previously granted equity awards will continue to vest during the Transition Period. The Agreement also provides for a customary release of claims by Mr. Whitten.
In addition, Mr. Whitten will be entitled to the following benefits upon the Resignation Date:
•An extension of the post-termination exercise period of his vested stock options outstanding on the Resignation Date until the earliest to occur of (i) three years following the Resignation Date, (ii) the applicable expiration date of the applicable award, or (iii) such earlier date as provided or permitted under the applicable equity plan, subject to certain conditions described in the Agreement.
•A lump sum cash payment in the amount of $200,000, less applicable state and federal payroll deductions, which is equal to twenty-six weeks of his base salary.
•A lump sum cash payment in the amount of $400,000, less applicable state and federal payroll deductions, which is equal to 100% of his target bonus for 2024 under the cash incentive bonus plan.
•A lump sum cash payment in the amount of $200,000, less applicable state and federal payroll deductions, for supporting the leadership transition.
•A lump sum cash payment in the amount of approximately $14,801, less applicable state and federal payroll deductions, which is equivalent to six months’ payment for health care continuation costs.
If the Company terminates Mr. Whitten’s employment for “cause” (as defined in the Agreement) prior to the Resignation Date, Mr. Whitten will cease to receive his base salary, and his equity awards will cease to vest on the date of such termination, and he will not be entitled to the extended post-termination exercise period nor the cash payments described above. If Mr. Whitten resigns prior to the Resignation Date, he will cease to receive his base salary and his equity awards will cease to vest on the date of such resignation; however, he will still be entitled to the extended post-termination exercise period and the cash payments described above.
A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Resignation and Transition Agreement, by and between Marc Whitten and Unity Technologies SF, dated May 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: May 13, 2024	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)